Exhibit 99.1

FG Group Holdings Inc. – Fiscal Year 2023	Page 1 of 8

Third Quarter 2023 Results

FG Group Holdings Reports Third Quarter 2023 Operating Results

Charlotte, NC – November 9, 2023 – FG Group Holdings Inc. (NYSE American: FGH) (the “Company” or “FG Group Holdings”) today announced operating results for the third quarter ended September 30, 2023.

Operational Highlights

●	The Company completed the separation and initial public offering of its Strong Global Entertainment, Inc. subsidiary (“Strong Global Entertainment” or “SGE”) which began trading on the NYSE American in May 2023.

●	FG Group Holdings now owns a controlling stake in Strong and non-controlling interests in GreenFirst Forest Products Inc. (“GreenFirst”), FG Financial Group Inc. (“FG Financial”) and Firefly Systems, Inc. (“Firefly”). The Company also has commercial real estate holdings in Alpharetta, Georgia and Quebec, Canada.

●	The Company’s Strong Global Entertainment subsidiary completed its first two acquisitions following initial public offering (“IPO”):

●	Unbounded Media Corporation (“Unbounded”), completed in third quarter, adds production service capabilities to Strong Studios group; and

●	Innovative Cinema Solutions, completed subsequent to close of third quarter, adds scale to Strong Technical Services group.

Mark Roberson, Chief Executive Officer, commented, “Our equity holdings, both consolidated and non-consolidated, continued to execute on their strategic growth plans. The separation and IPO of SGE positions the entity to accelerate its growth plans, both organic and through acquisitions. We are pleased to see the first two transactions completed by SGE. In addition, Firefly continues to build and expand its digital out of home footprint both domestically and internationally; GreenFirst continues to optimize its operations, focus on its more valuable and profitable mills in Ontario while monetizing non-core assets and operations; and FG Financial continues to expand its reinsurance business and merchant banking business.”

Kyle Cerminara, Chairman of the Board, commented, “We are continuing to implement our holding company strategy, and the separation and IPO of SGE was an important step. We are also pleased with the operational execution in our equity holdings and maintain a long-term view to drive value for our shareholders.”

Third Quarter 2023 Financial Review (Compared to Third Quarter 2022)

As a result of our controlling ownership, the results of Strong Global Entertainment are consolidated into our operating results discussed below.

●	Revenue was $11.1 million for the quarter compared to $10.3 million in the third quarter of 2022, primarily driven by growth at Strong Global Entertainment, which increased 10.3% as demand from cinema customers increased to support laser upgrade initiatives, and from the introduction of new immersive products and new installation services.

●	Gross profit was $3.1 million, or 28.0% of revenue, compared to $2.7 million, or 26.7.% of revenue, during the quarter ended September 30, 2022. Gross profit at Strong Global Entertainment increased to $2.8 million, or 25.8% of its revenue, on increased product and services revenue, as compared to $2.4 million, or 23.9% of revenue, during the third quarter of the prior.

FG Group Holdings Inc. – Fiscal Year 2023	Page 2 of 8

Third Quarter 2023 Results

●	Loss from operations was $0.7 million compared to $0.3 million during the quarter ended September 30, 2022. The increase in loss from operations was largely due to increased selling, general and administrative costs at Strong Global Entertainment in connection with the IPO.

●	Net loss attributable to FG Group Holdings was $3.3 million, or $0.17 per basic and diluted share, in the third quarter of 2023, compared to $2.2 million, or $0.11 per basic and diluted share, in the third quarter of 2022.

●	Adjusted EBITDA was breakeven for the current quarter, as compared to $0.2 million in the prior year.

Conference Call

A conference call to discuss the Company’s 2023 third quarter financial results will be held on Friday, November 10, 2023 at 8:30 a.m. Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at https://fg.group/investor-relations/ or use the following link: FGH Webcast Link. To access the conference call by phone, dial (888) 506-0062 (domestic) or (973) 528-0011 (international) and use participant code 865963. Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at https://fg.group/investor-relations/.

About FG Group Holdings Inc.

FG Group Holdings Inc. (NYSE American: FGH) is a diversified holding company with operations and investments across a broad range of industries. The Company has a majority ownership in Strong Global Entertainment, Inc. (NYSE American: SGE), which includes STRONG/MDI Screen Systems, Inc. (www.strongmdi.com), the leading premium screen and projection coatings supplier in the world and Strong Technical Services, Inc. (www.strong-tech.com), which provides comprehensive managed service offerings with 24/7/365 support nationwide to ensure solution uptime and availability. FG Group Holdings also holds equity stakes in GreenFirst Forest Products Inc., Firefly Systems, Inc., and FG Financial Group, Inc., as well as real estate through its Digital Ignition operating business.

About Fundamental Global®

Fundamental Global® is a private partnership focused on long-term strategic holdings. Fundamental Global® was co-founded by former T. Rowe Price, Point72 and Tiger Cub portfolio manager Kyle Cerminara and former Chairman and CEO of TD Ameritrade, Joe Moglia. Its current holdings include FG Financial Group Inc., FG Group Holdings Inc., BK Technologies Corp., GreenFirst Forest Products, Inc., iCoreConnect, Inc., FG Acquisition Corp., OppFi Inc., Hagerty Inc., and FG Communities, Inc.

The FG® logo is a registered trademark of Fundamental Global®.

Use of Non-GAAP Measures

FG Group Holdings prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

FG Group Holdings Inc. – Fiscal Year 2023	Page 3 of 8

Third Quarter 2023 Results

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding its portfolio companies, industry outlook, and the Company’s future sales and financial performance, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, and the following risks and uncertainties: the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these holdings; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets; the effects of economic, public health, and political conditions that impact business and consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability, the outbreak of any highly infectious or contagious diseases, such as COVID-19 and its variants or other health epidemics or pandemics, and armed conflicts, such as the ongoing military conflicts in Ukraine and Gaza and related sanctions; economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of economic, public health and political conditions on the companies in which the Company holds equity stakes; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events, whether natural, man-made, or otherwise (such as the outbreak of any highly infectious or contagious diseases, or armed conflict); the adequacy of the Company’s insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the impact of economic, public health (such as a resurgence of the COVID-19 pandemic) and political conditions (such as the ongoing military conflicts in Ukraine and Gaza) that impact consumer confidence and spending, particularly in the cinema, entertainment, and other industries in which the Company and the companies in which the Company holds an equity stake operate, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Investor Relations Contacts

Mark Roberson	John Nesbett / Jennifer Belodeau
FG Group Holdings Inc. - Chief Executive Officer	IMS Investor Relations
(704) 994-8279	(203) 972-9200
IR@fg.group	fggroup@imsinvestorrelations.com

FG Group Holdings Inc. – Fiscal Year 2023	Page 4 of 8

Third Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$3,472	$3,789
Accounts receivable, net	7,453	6,167
Inventories, net	3,597	3,389
Other current assets	1,725	4,871
Total current assets	16,247	18,216
Property, plant and equipment, net	12,247	12,649
Operating lease right-of-use assets	229	310
Finance lease right-of-use asset	1,053	666
Equity holdings	27,450	37,522
Film and television programming rights, net	8,205	1,501
Intangible assets, net	-	5
Goodwill	2,049	882
Other assets	-	2
Total assets	$67,480	$71,753

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,885	$4,375
Accrued expenses	7,563	5,167
Short-term debt	5,206	2,510
Current portion of long-term debt	222	216
Current portion of operating lease obligations	104	116
Current portion of finance lease obligations	216	117
Deferred revenue and customer deposits	1,541	1,787
Total current liabilities	18,737	14,288
Operating lease obligations, net of current portion	182	257
Finance lease obligations, net of current portion	851	550
Long-term debt, net of current portion and deferred debt issuance costs, net	4,916	5,004
Deferred income taxes	3,891	4,851
Other long-term liabilities	621	105
Total liabilities	29,198	25,055

Stockholders’ equity:
Preferred stock	-	-
Common stock	225	223
Additional paid-in capital	55,446	53,882
Retained earnings	3,830	16,437
Treasury stock	(18,586)	(18,586)
Accumulated other comprehensive loss	(4,978)	(5,258)
Total FG Group Holdings shareholders’ equity	35,937	46,698
Equity attributable to non-controlling interest	2,345	-
Total stockholders’ equity	38,282	46,698
Total liabilities and stockholders’ equity	$67,480	$71,753

FG Group Holdings Inc. – Fiscal Year 2023	Page 5 of 8

Third Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net product sales	$7,994	$7,690	$23,609	$22,076
Net service revenues	3,100	2,584	15,617	7,366
Total net revenues	11,094	10,274	39,226	29,442
Total cost of products	5,699	5,543	17,414	16,234
Total cost of services	2,289	1,991	8,779	5,538
Total cost of revenues	7,988	7,534	26,193	21,772
Gross profit	3,106	2,740	13,033	7,670
Selling and administrative expenses:
Selling	501	499	1,653	1,723
Administrative	3,347	2,533	13,672	7,887
Total selling and administrative expenses	3,848	3,032	15,325	9,610
Gain on disposal of assets	-	-	6	-
Loss from operations	(742)	(292)	(2,286)	(1,940)
Other income (expense):
Interest income	-	-	-	7
Interest expense	(183)	(91)	(432)	(238)
Foreign currency transaction gain (loss)	124	517	(183)	382
Unrealized loss on equity holdings	(976)	(1,301)	(5,514)	(3,752)
Other income (expense), net	19	11	28	(187)
Total other expense	(1,016)	(864)	(6,101)	(3,788)
Loss before income taxes and equity method holding loss	(1,758)	(1,156)	(8,387)	(5,728)
Income tax beneft (expense)	101	(245)	45	(292)
Equity method holding loss	(1,668)	(798)	(4,362)	(2,578)
Net loss	(3,325)	(2,199)	(12,704)	(8,598)
Net loss attributable to non-controlling interest	(4)	-	(122)	-
Net loss attributable to FG Group Holdings	$(3,321)	$(2,199)	$(12,582)	$(8,598)

Net loss per share:
Basic	$(0.17)	$(0.11)	$(0.64)	$(0.45)
Diluted	$(0.17)	$(0.11)	$(0.64)	$(0.45)

FG Group Holdings Inc. – Fiscal Year 2023	Page 6 of 8

Third Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(12,704)	$(8,598)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
(Recovery of) provision for doubtful accounts	(32)	11
Benefit from obsolete inventory	(47)	-
Provision for warranty	131	9
Depreciation and amortization	2,814	1,038
Amortization and accretion of operating leases	88	166
Equity method holding loss	4,362	2,578
Adjustment to SageNet promissory note in connection with prepayment	-	202
Unrealized loss on equity holdings	5,514	3,752
Deferred income taxes	124	(435)
Stock-based compensation expense	1,415	511
Changes in operating assets and liabilities:
Accounts receivable	(1,213)	(394)
Inventories	(158)	(556)
Current income taxes	(666)	117
Other assets	(9,760)	1,455
Accounts payable and accrued expenses	7,053	(1,490)
Deferred revenue and customer deposits	(248)	(975)
Operating lease obligations	(98)	(161)
Net cash used in operating activities	(3,425)	(2,770)

Cash flows from investing activities:
Capital expenditures	(306)	(858)
Acquisition of programming rights	(511)	(407)
Sale (purchase) of equity holdings	198	(2,000)
Receipt of SageNet promissory note	-	2,300
Net cash used in investing activities	(619)	(965)

Cash flows from financing activities:
Principal payments on short-term debt	(678)	(487)
Principal payments on long-term debt	(152)	(114)
Proceeds from Strong Global Entertainment initial public offering	2,411	-
Borrowings under credit facility	6,790	-
Repayments under credit facility	(4,483)	-
Payments of withholding taxes for net share settlement of equity awards	(131)	(15)
Payments on finance lease obligations	(109)	(5)
Net cash provided by (used in) financing activities	3,648	(621)

Effect of exchange rate changes on cash and cash equivalents	80	(184)
Net increase (decrease) in cash and cash equivalents and restricted cash	(316)	(4,540)
Cash and cash equivalents and restricted cash at beginning of period	3,789	8,882
Cash and cash equivalents and restricted cash at end of period	$3,473	$4,342

FG Group Holdings Inc. – Fiscal Year 2023	Page 7 of 8

Third Quarter 2023 Results

FG Group Holdings and Subsidiaries

Summary by Business Segment

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Strong Entertainment
Revenue	$10,920	$9,904	$38,709	$28,446
Gross profit	2,822	2,371	12,351	6,674
Operating income	183	732	1,112	1,522
Adjusted EBITDA	503	817	4,665	1,838

Corporate and Other
Revenue	$174	$370	$517	$996
Gross profit	284	369	682	996
Operating loss	(925)	(1,024)	(3,398)	(3,462)
Adjusted EBITDA	(507)	(620)	(2,401)	(2,194)

Consolidated
Revenue	$11,094	$10,274	$39,226	$29,442
Gross profit	$3,106	$2,740	$13,033	$7,670
Operating loss	$(742)	$(292)	$(2,286)	$(1,940)
Adjusted EBITDA	$(4)	$197	$2,264	$(356)

FG Group Holdings Inc. – Fiscal Year 2023	Page 8 of 8

Third Quarter 2023 Results

FG Group Holdings and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended September 30,
	2023			2022

	Strong Entertainment	Corporate and Other	Consolidated	Strong Entertainment	Corporate and Other	Consolidated
Net (loss) income	$34	$(3,359)	$(3,325)	$315	$(2,514)	$(2,199)
Interest expense, net	88	95	183	33	58	91
Income tax expense (benefit)	205	(306)	(101)	202	43	245
Depreciation and amortization	129	163	292	153	183	336
EBITDA	456	(3,407)	(2,951)	703	(2,230)	(1,527)
Stock-based compensation expense	124	254	378	-	142	142
Equity method holding loss	-	1,668	1,668	-	798	798
Unrealized loss on equity holdings	-	976	976	631	670	1,301
Foreign currency transaction loss (income)	(126)	2	(124)	(517)	-	(517)
Transaction related expenses	42	-	42	-	-	-
Severance and other	7	-	7	-	-	-
Adjusted EBITDA	$503	$(507)	$(4)	$817	$(620)	$197

	Nine Months Ended June 30,
	2023			2022

	Strong Entertainment	Corporate and Other	Consolidated	Strong Entertainment	Corporate and Other	Consolidated
Net income (loss)	$156	$(12,861)	$(12,705)	$(322)	$(8,276)	$(8,598)
Interest expense, net	(983)	1,416	433	85	146	231
Income tax expense	318	(363)	(45)	242	50	292
Depreciation and amortization	2,438	376	2,814	521	517	1,038
EBITDA	1,929	(11,432)	(9,503)	526	(7,563)	(7,037)
Stock-based compensation expense	839	351	1,190	-	511	511
Equity method holding loss	-	4,362	4,362	-	2,578	2,578
Unrealized loss on equity holdings	1,191	4,323	5,514	1,695	2,057	3,752
IPO related expenses	475	-	475	-	-	-
Gain on disposal of assets	(1)	(5)	(6)	-	-	-
Transaction related expenses	42	-	42	-	-	-
Foreign currency transaction loss (income)	183	-	183	(383)	1	(382)
Severance and other	7	-	7	-	222	222
Adjusted EBITDA	$4,665	$(2,401)	$2,264	$1,838	$(2,194)	$(356)